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                                                                     EXHIBIT 5.1

                              September 26, 1997

Cross Timbers Oil Company
810 Houston Street, Suite 2000
Fort Worth, Texas 76102


        Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-8

Ladies and Gentlemen:

        The opinion set forth below is given pursuant to Item 601(b)(5) of Regulation S-K for inclusion as Exhibit 5.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 33-64274 (the "Registration Statement"), of Cross Timbers Oil Company, a Delaware corporation (the "Company"), pertaining to the offering of up to 100,000 additional shares of Common Stock (the "Shares") under the Company Employees' 401(K) Plan (the "Plan").

        In connection with this opinion, we have made the following assumptions:
(i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and if not originals are true and correct copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a corporation were duly authorized to do so. We have assumed that there are no amendments, modifications or supplements to such documents other than those amendments, modifications and supplements that are known to us.

        Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and will, when sold pursuant to the Plan, be validly issued, fully paid and nonassessable.

        This opinion is further limited and qualified in all respects as follows:

        This opinion is specifically limited to matters of the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We express no opinion as to the applicability of the laws of any other particular jurisdiction to the transactions described in this opinion. This opinion is limited to the specific opinions expressly stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

        This opinion is intended solely for your benefit. It is not to be quoted in whole or in part, disclosed, made available to or relied upon by any other person, firm or entity without our express prior written consent.









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Cross Timbers Oil Company
September 26, 1997
Page 2


        This opinion is based upon our knowledge of the law and facts as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                Respectfully submitted,


                                KELLY, HART & HALLMAN
                                (a professional corporation)